                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                January 18, 2006

                                NeoGenomics, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Nevada                 333-72097                 74-2897368
(State or other jurisdiction    (Commission              (IRS Employer
     of incorporation)          File Number)           Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, FL             33913
    (Address of principal executive offices)               (Zip code)

Registrant's telephone number, including area code:      (239) 768-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On January 18, 2006, NeoGenomics, Inc. (the "Company") entered into a binding letter agreement (the "Aspen Agreement") with Aspen Select Healthcare,
LP,("Aspen") which provides, among other things, that (a) Aspen has waived certain pre-emptive rights in connection with the sale of $400,000 of common stock at a purchase price of $0.20/share and the granting of 900,000 warrants with an exercise price of $0.26/share to a SKL Limited Partnership, LP ("SKL" as more fully described below); (b) Aspen shall have the right, up to April 30,
2006, to purchase up to $200,000 of restricted shares of the Company's common stock at a purchase price per share of $0.20/share (1.0 million shares) and receive a five year warrant to purchase up to 450,000 shares of the Company's common stock at an exercise price of $0.26/share in connection with such purchase (the "Equity Purchase Rights"); (c) in the event that Aspen does not exercise its Equity Purchase Rights in total, the Company shall have the right to sell the difference to SKL at terms no more favorable than Aspen's Equity
Purchase Rights; (d) Aspen and the Company will amend that certain Loan
Agreement, dated March 23, 2005 (the "Loan Agreement"), between the parties
(such Loan Agreement as amended, the "Credit Facility Amendment"); (e) Aspen shall have the right, until April 30, 2006, to provide up to $200,000 of additional secured indebtedness to the Company under the Amended Credit Facility and receive a five year warrant to purchase up to 450,000 shares of the
Company's common stock with an exercise price of $0.26/share (the "New Debt
Rights"); (f) the Company has agreed to amend and restate that certain warrant agreement, dated March 23, 2005 to provide that all 2,500,000 warrant shares
(the "Existing Warrants") shall be vested and the exercise price per share shall be reset to $0.31 per share; and (g) the Company has agreed to amend that certain Registration Rights Agreement, dated March 23, 2005 (the "Registration
Rights Agreement"), between the parties to incorporate the Existing Warrants and any new shares or warrants issued to Aspen in connection with the Equity
Purchase Rights or the New Debt Rights.

        Under the terms of the contemplated Credit Facility Amendment, Aspen and the Company have agreed as follow:

        (1) The maturity date of the Credit Facility shall be extended to September
30, 2007.

        (2) Paragraph 11 of the existing Loan Agreement (Borrower's Negative
Covenants) shall be amended to allow for Permitted Indebtedness of up to a total of $500,000 of vendor and lease financing on capital equipment, including straight vendor financing and both operating and capital lease financing, in the aggregate at any given time during the term of the Credit Facility (the "Capital
Equipment Financing Basket") and allow for Permitted Liens on such equipment.
The Company agrees that its recently completed lease financing for a second flow cytometer of $125,000 (whether accounted for as an operating lease or a capital lease) will be attributed to this Capital Equipment Financing Basket. As part of this Agreement, Aspen agrees that it will waive until the Amendment Date, the current default that arose from the Company's entry into this lease for the second flow cytometer. The parties further agree that any short term vendor financing for the purchase of capital equipment, including extended payment terms as is the case with the Company's contemplated purchase of an automated spot counter, shall be allowable under this Capital Equipment Financing Basket.
As part of this Agreement, Aspen agrees that it will waive until the Amendment
Date, any default that may arise as a result of the Company's contemplated purchase of the automated spot counter that occurs prior to the time that such amended and restated Credit Facility can be executed. Aspen further agrees that it will assist the Company in securing an operating lease line from one or more lessors at an appropriate point in time.

        (3) The Permitted Indebtedness section of paragraph 11 of the Loan
Agreement shall be amended to allow for an aggregate of up to $400,000 of convertible draw notes from Cornell Capital Partners LP during the life of the
Credit Facility (unless the proceeds of such Cornell convertible draw notes are used to repay the Company's indebtedness to Aspen); provided that such convertible draw notes contain an option for a fixed price conversion at any time and have a term of no longer than six months unless the proceeds of such convertible draw notes are used to pay-off the Credit Facility.

        (4) The definition of Permitted Indebtedness in paragraph 11 of the Loan
Agreement shall be amended to allow for real estate leases entered into by the
Company, provided that such real estate leases have been approved by the Board of Directors and contain no more than $100,000 of leasehold improvements embedded within the lease stream.

        (5) The structure of the Credit Facility shall be amended so that it is a draw facility whereby once principal payments have been made to Aspen by the
Company, the Company can no longer draw such amounts and that portion of the availability will expire. The parties agree that all principal payments from the
Company will retire the unsecured portion of the Credit Facility first.

                                       2

        (6) The Company and Aspen agree to such other amendments to the Credit
Facility documents as may be mutually agreed upon, including, but not limited to a clarification of Paragraph 16 of the Loan Agreement to include a provision that if the Company does not properly notify Aspen of an event of default, that is in and of itself a default and that the date of such default will be deemed to be the first date which circumstances gave rise to the event of default for purposes of calculating the 30 day cure period, and further that Aspen may so notify the Company of this type of default or any other type of default that may have occurred.

        Aspen Select Healthcare, LP is a private investment partnership that, before giving effect to the above Aspen Agreement, owns 39.9% of the Company's fully-diluted shares. Aspen has also previously provided $1.5 million of indebtedness to the Company under the Loan Agreement. Pursuant to a Shareholders
Agreement, dated March 23, 2005, Aspen has the rights to appoint up to three persons, out of a total of seven, to the Company's Board of Directors and nominate one mutually acceptable independent director.

        On January 21, 2006 the Company entered into a subscription agreement (the
"Subscription") with SKL Family Limited Partnership, LP, a New Jersey limited partnership, whereby SKL purchased 2.0 million shares (the "Subscription
Shares") of the Company's common stock at a purchase price of $0.20/share for
$400,000. Under the terms of the Subscription, the Subscription Shares are restricted for a period of 24 months and then carry piggyback registration rights to the extent that exemptions under Rule 144 are not available to SKL. In connection with the Subscription, the Company also issued a warrant to purchase
900,000 shares of the Company's common stock at an exercise price of
$0.26/share. Such warrant expires from the date of issuance and all such warrant shares are vested. SKL has no previous affiliation with the Company.

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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

        See Item 1.01 above

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibit No. Description.

Exhibit            Description                                  Location

99.1               Letter Agreement between NeoGenomics, Inc.   Provided herewith
                   and Aspen Select Healthcare, L.P. dated
                   January 18, 2006

99.2               Stock Purchase Agreement between             Provided herewith
                   NeoGenomics, Inc. and SKL Limited
                   Partnership, dated January 21, 2006

99.3               Press Release, dated January 25, 2006        Provided herewith

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

Date: January 24, 2006                  NeoGenomics, Inc.

                                        By: /s/ Robert Gasparini
                                        Name: Robert Gasparini
                                        Title:   President